                         PATRIOT SCIENTIFIC CORPORATION




                                   FORM 10-KSB
                                  Annual Report



                                EXHIBIT NO. 4.13


                    Form of Warrant to Purchase Common Stock


                                     EX-66

THIS WARRANT AND THE SECURITIES RECEIVABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

Warrant to Purchase
100,000 shares


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                         PATRIOT SCIENTIFIC CORPORATION

        THIS CERTIFIES that SPELLCASTER TELECOMMUNICATIONS, INC. or any subsequent ("Holder") hereof, has the right to purchase from PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation (the "Company"), not more than 100,000 fully paid and nonassessable shares of the Company's Common Stock, par value $.00001 per share ("Common Stock"), at a price equal to the Exercise Price as defined in
Section 3 below, subject to adjustment as provided herein, at any time on or before 5:00 p.m., San Diego, California time, on April 29, 2000.


        The Holder of this Warrant agrees with the Company that this Warrant is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

        1.     Date of Issuance.

        This Warrant shall be deemed to be issued on April 28, 1998 ("Date of Issuance").

        2.     Exercise.

        (a) Manner of Exercise. This Warrant may be exercised as to all or any lesser number of full shares of Common Stock covered hereby upon surrender of this Warrant, with the Exercise Form attached hereto duly executed, together with the full Exercise Price (as defined in Section 3) for each share of Common Stock as to which this Warrant is exercised, at the office of the Company, Patriot Scientific Corporation, 10989 Via Frontera, San Diego, California 92127,
Attention: President, Telephone No. 619-674-5000, Telecopy No. 619-674-5005, or at such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy of the Exercise Form attached as Exhibit A ("Exercise Form") by facsimile (such surrender and payment of the Exercise Price hereinafter called the "Exercise of this Warrant").


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        (b) Date of Exercise. The "Date of Exercise" of the Warrant shall be defined as the date that the advance copy of the Exercise Form is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company within five (5) business days thereafter. The original Warrant and Exercise Form must be received within five (5) business days of the Date of Exercise, or the exercise may, at the Company's option, be considered void. Alternatively, the Date of Exercise shall be defined as the date the original Exercise Form is received by the Company, if Holder has not sent advance notice by facsimile.

        (c) Cancellation of Warrant. This Warrant shall be canceled upon its Exercise, and, as soon as practical after the Date of Exercise, the Holder hereof shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise, and if this Warrant is not exercised in full, the Holder shall be entitled to receive a new Warrant or Warrants (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

        (d) Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to have become the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of such shares of Common Stock. Nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company.

        3.     Payment of Warrant Exercise Price.

        The Exercise Price ("Exercise Price") shall equal $ 1.25.

        Payment of the Exercise Price may be made by cash, certified or cashiers check, or wire transfer.

        For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon exercise of this Warrant shall be deemed to have been acquired at the time this Warrant was exercised. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon exercise of this Warrant shall be deemed to have commenced on the date this Warrant was exercised.


        4.     Transfer Rights

        Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and the Holder of this Warrant shall be entitled to receive a new Warrant or Warrants as to the portion hereof retained.

        5.     Anti-Dilution Adjustments.


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        (a) Stock Dividend. If the Company shall at any time declare a dividend payable in shares of Common Stock, then the Holder hereof, upon Exercise of this Warrant after the record date for the determination of Holders of Common Stock entitled to receive such dividend, shall be entitled to receive upon Exercise of this Warrant, in addition to the number of shares of Common Stock as to which this Warrant is Exercised, such additional shares of Common Stock as such Holder would have received had this Warrant been Exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

        (b) Recapitalization or Reclassification. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which the Holder hereof shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give the Warrant Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

        (c) Distributions. If the Company shall at any time distribute to Holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding year) then, in any such case, the Holder of this Warrant shall be entitled to receive, upon exercise of this Warrant, with respect to each share of Common Stock issuable upon such Exercise, the amount of cash or evidences of indebtedness or other securities or assets which such Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been Exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "Determination Date") or, in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a reduced Exercise Price determined by multiplying the Exercise Price on the Determination Date by a fraction, the numerator of which is the result of such Exercise Price reduced by the value of such distribution applicable to one share of Common Stock (such value to be determined by the Board in its discretion) and the denominator of which is such Exercise Price.

        (d) Notice of Consolidation or Merger. In the event of a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company's assets (a "Corporate Change"), then this Warrant shall be assumed by the acquiring entity or any affiliate thereof and thereafter this Warrant shall be exerciseable into such class and type of securities or other assets as the Holder would have received had the Holder exercised this Warrant immediately prior to such Corporate Change; provided, however, that Company may not affect any Corporate Change unless it first shall have given thirty (30) business days notice to the Holder hereof of any Corporate Change.


                                     EX-69

        (e) Exercise Price Adjusted. As used in this Warrant, the term "Exercise Price" shall mean the purchase price per share specified in Section 3 of this Warrant, as it may be adjusted from time to time, until the occurrence of an event stated in subsection (a), (b) or (c) of this Section 5 and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection. No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this
Section 5 shall have the effect of increasing the total consideration payable upon Exercise of this Warrant in respect of all the Common Stock as to which this Warrant may be exercised. Notwithstanding anything to the contrary contained herein, the Exercise Price shall not be reduced to an amount below the par value of the Common Stock.

        (f) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this
Section 5, the Holder of this Warrant shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

        6.     Fractional Interests.

               No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

        7.     Reservation of Shares.

               The Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for Exercise and payment of the Exercise Price of this Warrant. The Company covenants and agrees that upon Exercise of this Warrant, all shares of Common Stock issuable upon such Exercise shall be duly and validly issued, fully paid, nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity.

        8.     Restrictions on Transfer.

               (a) Registration or Exemption Required. This Warrant and the Common Stock issuable on Exercise hereof have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of registration or the availability of an exemption from registration under said Act. All shares of Common


                                     EX-70

Stock issued upon Exercise of this Warrant shall bear an appropriate legend to such effect, if applicable.

               (b) Assignment. Assuming the conditions of (a) above regarding registration or exemption have been satisfied, the Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten days, and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

               (c) Investment Intent. The Warrant and Common Stock issuable upon conversion are intended to be held for investment purposes and not with an intent to distribution, as defined in the Act.

        9.     Benefits of this Warrant.

               Nothing in this Warrant shall be construed to confer upon any person other than the Company and the Holder of this Warrant any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder of this Warrant.

        10.    Applicable Law.

               This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of California, without giving effect to conflict of law provisions thereof.

        11.    Loss of Warrant.

               Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

        12.    Notice or Demands.

Notices or demands pursuant to this Warrant to be given or made by the Holder of this Warrant to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, Patriot Scientific Corporation, 10989 Via Frontera, San Diego, California 92127,
Attention: President, Telephone No. 619-674-5000, Telecopy No. 619-674-5005. Notices or demands pursuant to this Warrant to be given or made by the Company to or on the Holder of this Warrant shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, Attn: Holder, address: Spellcaster Telecommunications Inc., 73 Laird Dr., Suite 206, Toronto, Ontario, Canada M4G-3T4, Attention: President. Telephone


                                     EX-71

No. 416-425-0600, Telecopy No. 416-425-0854, until another address is designated in writing by Holder.


IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the 28th day of April, 1998.

                         PATRIOT SCIENTIFIC CORPORATION

                                     By:  ________________________________
                                     Lowell W. Giffhorn
                                     Chief Financial Officer


                                     EX-72

                                    EXHIBIT A

                                  EXERCISE FORM

                            TO: ___________________.

        The undersigned hereby irrevocably exercises the right to purchase ____________ of the shares of Common Stock of PATRIOT SCIENTIFIC CORPORATION, a
__________ corporation, evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

        The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of such Common Stock, except in accordance with the provisions of Section 8 of the Warrant, and consents that the following legend may be affixed to the stock certificates for the Common Stock hereby subscribed for, if such legend is applicable:

        "The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any provincial or state securities law, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of until either (i) a registration statement under the Securities Act and applicable provincial or state securities laws shall have become effective with regard thereto, or (ii) an exemption from registration under the Securities Act or applicable provincial or state securities laws is available in connection with such offer, sale or transfer."

        The undersigned requests that stock certificates for such shares be issued, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Registered Holder and delivered to the undersigned at the address set forth below:


Dated:

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                         Signature of Registered Holder

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                        Name of Registered Holder (Print)


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                                     Address
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                                     EX-73

                                    EXHIBIT B

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                        desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons below named the right to purchase _______ shares of the Common Stock of PATRIOT SCIENTIFIC CORPORATION evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:                                            ______________________________
                                                            Signature


Fill in for new Registration of Warrant:

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               Name

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               Address

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Please print name and address of assignee
(including zip code number)

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NOTICE

The signature to the foregoing Exercise Form or Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.


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